PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of April 6, 2012 is entered into between Elkhorn Goldfields, LLC, a Delaware limited liability company (“Pledgor”), and Gordon Snyder, as Administrative Agent, acting on behalf of the Lender Parties (as hereinafter defined) (“Secured Party”), with reference to the following:

WHEREAS, Pledgor is obligated to Secured Party in accordance with certain agreements including without limitation the following:

1. those certain loan agreements, promissory notes, and other loan documents among Administrative Agent and Pledgor, dated December 8 and December 21, 2006 in the total original principal amount of $5,000,000.00 (the “2006 Loan”); and

2. those certain loan agreements, promissory notes, and other loan documents among Administrative Agent and MFPI Partners, LLC (“MFPI”), dated February 22, 2007 and modified May 14, 2007 in the total original principal amount of $8,050,000.00 (the “2007 Loan”), made the joint and several obligation of Pledgor and MFPI by the Forbearance Agreement hereinafter described; and

3. those certain loan agreements, promissory notes, and other loan documents among Administrative Agent and MFPI Partners, LLC, dated January 22, 2008 in the total original principal amount of $5,000,000.00 (the “2008 Loan”) made the joint and several obligation of Pledgor and MFPI by the Forbearance Agreement hereinafter described; and

4. that certain Loan and Administrative Agency Agreement, and other loan documents (including without limitation the Mortgages hereinafter defined) dated as of May 13, 2009 in the original principal amount of $1,000,000.00 (the “2009 Loan”); and

5. that certain Forbearance Agreement dated as of April 30, 2010 by and between (among others) the Pledgor, MFPI and Administrative Agent (the “Forbearance Agreement”); and

7. that certain Loan Reinstatement and Modification Agreement between Pledgor, MFPI and Administrative Agent dated April 6, 2012 (the “2012 Agreement”)

all as amended, restated, or otherwise modified from time to time, collectively, the “Loan Agreements”), pursuant to which Secured Party has made certain financial accommodations to Pledgor;

WHEREAS, Pledgor beneficially owns the Pledged Interests (as hereinafter defined) in the Issuer (as hereinafter defined);

WHEREAS, to induce Secured Party to make certain additional financial accommodations provided to Pledgor pursuant to all of the Loan Agreements, including the 2012 Agreement, Pledgor desires to pledge, grant, transfer, and assign to Secured Party a security interest in the Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined), as provided herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1.	Definitions and Construction

(a)	Definitions.

All initially capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. As used in this Agreement:

“Bankruptcy Code” means United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as in effect from time to time, and any successor statute thereto.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

“Code” means the Uniform Commercial code as in effect in the State of Colorado from time to time.

“Loan Agreement” shall have the meaning ascribed thereto in the recitals to this Agreement.

“Collateral” shall mean the Pledged Interests and the Proceeds, collectively.

“Equity Interests” means all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or similar entity, whether voting or nonvoting, certificated or uncertificated, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Event of Default” shall have the meaning ascribed thereto in the Loan Agreements.

“Holder” and “Holders” shall have the meanings ascribed thereto in Section 3 of this Agreement.

“Issuer” shall mean each of the Person identified as an Issuer on Schedule 1 attached hereto (or any addendum thereto), and any successors thereto, whether by merger or otherwise.

“Lien” shall mean any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, or any agreement to give any security interest).

“Pledged Interests” shall mean (a) all Equity Interests of the Issuers identified on Schedule 1; and (b) the certificates or instruments representing such Equity Interests.

“Pledgor” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Proceeds” shall mean all proceeds (including proceeds of proceeds) of the Pledged Interests including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, payment intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Interests or proceeds thereof (including any cash, Equity Interests, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any security entitlements, as defined in Section 8-102(a)(17) of the Code, with respect thereto); (b) “proceeds,” as such term is defined in Section 9-102(a)(64) of the Code; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Interests or proceeds thereof; (d) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Interests or proceeds thereof; and (3) other amounts from time to time paid or payable under or in connection with any of the Pledged Interests or proceeds thereof.

“Registered Organization” shall have the meaning ascribed thereto in Section 9-102(a)(7) of the Code.

“Secured Obligations” shall mean all liabilities, obligations, or undertakings owing by Pledgor to Secured Party of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Loan Agreements, this Agreement, or the other Transaction Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or continent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including reasonable attorneys' fees), Administrative Agency Fee and expenses which Pledgor is required to pay pursuant to any of the foregoing, by law, or otherwise.

“Secured party” shall have the meaning ascribed thereto in the preamble to this Agreement, together with its successors or assigns.

“Securities Act” shall have the meaning ascribed thereto in Section 9(c) of this Agreement.

“Transaction Documents” shall mean the Loan Agreements and all other agreements, instruments, or other documents entered into or executed in connection therewith, in each case, as amended, restated, or otherwise modified from time to time.

(b)	Construction.

(i)   Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified. All of the exhibits or schedules attached to this Agreement shall be deemed incorporated herein by reference. Any reference to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: this Agreement, the Loan Agreements, or any of the other Transaction Documents.

(ii)   Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured party or Pledgor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by both of the parties and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

(iii)    In the event of any direct conflict between the express terms and provisions of this Agreement and of any of the Loan Agreements, the terms and provisions of the Loan Agreements shall control. Terms not otherwise defined herein shall have the meaning set forth in the 2012 Agreement

2.	Pledge.

As security for the prompt payment and performance of the Secured Obligations in full by Pledgor when due, whether at stated maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the provisions of the Bankruptcy Code), Pledgor hereby pledges, grants, transfers, and assigns to Secured Party a security interest in all of Pledgor’s right, title, and interest in and to the Collateral.

3.	Delivery and Registration of Collateral.

(a)	All certificates or instruments representing or evidencing the Collateral shall be promptly delivered by Pledgor to Secured party or Secured Party’s designee pursuant hereto at a location designated by Secured Party and shall be held by or on behalf of Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed Endorsement Certificate in the form attached hereto as Exhibit A or other instrument of transfer or assignment in blank, in form and substance satisfactory to Secured Party.

(b)	Upon the occurrence and during the continuance of an Event of Default and pursuant to the remedies provided in the 2012 Agreement, Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register on the books of the Issuer (or of any other Person maintaining records with respect to the Collateral) in the name of Secured Party or any of its nominees any or all of the Collateral.

(c)	If, at any time and from time to time, any Collateral (including any certificate or instrument representing or evidencing any Collateral) is in the possession of a Person other than Secured Party or Pledgor (a “Holder”), then Pledgor shall immediately, at Secured Party’s option, either cause such Collateral to be delivered into Secured Party’s possession (which may include actual physical possession by a fiduciary of Secured Party), or cause such Holder to enter into a control agreement, in form and substance satisfactory to Secured Party, and take all other steps deemed necessary by Secured party to perfect the security interest of Secured Party in such Collateral, all pursuant to Sections 9-106 & 9-313 of the Code or other applicable law governing the perfection of Secured Party’s security interest in the Collateral in the possession of such Holder.

(d)	Any and all Collateral (including dividends, interest, and other cash distributions) at any time received or held by Pledgor shall be so received or held in trust for Secured Party, shall be segregated from other funds and property of Pledgor and shall be forthwith delivered to Secured Party in the same form as so received or held, with any necessary endorsements; provided that cash dividends or distributions received by Pledgor, may be retained by Pledgor in accordance with Section 4 and used in the ordinary course of Pledgor’s business.

(e)	If at any time, and from time to time, any Collateral consists of an uncertificated security or a security in book entry form, then Pledgor shall immediately cause such Collateral to be registered or entered, as the case may be, in the name of Secured Party, or otherwise cause Secured Party’s security interest thereon to be perfected in accordance with applicable law.

4.	Voting Rights and Dividends.

(a)	So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Transaction Documents and shall be entitled to receive and retain any cash dividends or distributions paid or distributed in respect of the Collateral; provided, however, that it is understood that Pledgor shall have no right to exercise any optional redemption rights provided to any holder in respect of the Collateral for as long as any amounts owed to Secured Party pursuant to any of the Transaction Documents remains outstanding and unpaid or any obligation of Pledgor or MFPI to Secured Party remains unperformed.

(b)	Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights or receive and retain cash dividends or distributions that it would otherwise be entitled to exercise or receive and retain, as applicable pursuant to Section 4(a), shall cease, and all such rights shall thereupon become vested in Secured Party, who shall thereupon have the sole right to exercise such voting or other consensual rights, including without limitation any optional right of redemption provided to the holder of the collateral and to receive and retain such cash dividends and distributions. Pledgor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights, including without limitation any redemption rights which it is entitled to exercise and to receive the dividends and distributions that it is entitled to receive and retain pursuant to the preceding sentence.

5.	Representations and Warranties.

Pledgor represents, warrants, and covenants as follows:

(a)	Pledgor has taken all steps it deems necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Collateral (including rights of redemption, conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting and registration rights), and Pledgor agrees that Secured party shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

(b)	Pledgor is a limited liability company in good standing organized under the laws of the state of Delaware. Pledgor is a limited liability company.

(c)	All information herein or hereafter supplied to Secured party by or on behalf of Pledgor in writing with respect to the Collateral is, or in the case of information hereafter supplied will be, accurate and complete in all material respects.

(d)	Pledgor is and will be the sole legal and beneficial owner of the Collateral (including the Pledged Interests and all other Collateral acquired by Pledgor after the date hereof) free and clear of any adverse claim, Lien, or other right, title, or interest of any party, other than the Liens in favor of Secured Party.

(e)	This Agreement, and the delivery to Secured Party of the Pledged Interests representing Collateral (or the control agreements referred to in Section 3 of this Agreement), creates a valid, perfected, and first priority security interest in one hundred percent (100%) of the Pledged Interests in favor of Secured Party securing payment of the Secured Obligations, and all actions necessary to achieve such perfection have been duly taken.

(f)	Schedule 1 to this Agreement is true and correct and complete in all material respects. Without limiting the generality of the foregoing, except as set forth on Schedule 1, all the Pledged Interests are in certificated form, and, except to the extent registered in the name of Secured Party or its nominee pursuant to the provisions of this Agreement, are registered in the name of Pledgor.

(g)	There are no presently existing Proceeds owned by Pledgor.

(h)	The Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable.

(i)	Neither the pledge of the Collateral pursuant to this Agreement nor the extensions of credit represented by the Secured obligations violates Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

6.	Further Assurances.

(a)	Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) at the request of Secured party, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby; (ii) execute any such instruments or notices, as may be necessary and reasonably desirable, or as Secured Party may reasonably request, in order to perfect and preserve the first priority security interests granted or purported to be granted hereby; (iii) allow inspection of the Collateral by Secured Party or Persons designated by Secured Party; and (iv) appear in and defend any action or proceeding that may affect Pledgor’s title to or Secured party’s security interest in the Collateral.

(b)	Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)	Pledgor will furnish to Secured Party, upon the request of Secured Party: (i) a certificate executed by an authorized officer of Pledgor, and dated as of the date of delivery to Secured Party, itemizing in such detail as Secured Party may request, the Collateral which, as of the date of such certificate, has been delivered to Secured Party by Pledgor pursuant to the provisions of this Agreement; and (ii) such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request.

7.	Covenants of Pledgor.

Pledgor shall:

(a)	Perform each and every covenant in the Transaction Documents applicable to Pledgor;

(b)	Neither change its jurisdiction of organization nor cease to be in good standing, in each case, without giving Secured party at least thirty (30) days prior written notice thereof;

(c)	To the extent it may lawfully do so, use its best efforts to prevent the Issuer from issuing Proceeds, except for cash dividends and other distributions to be paid by the Issuer to Pledgor; and

(d)	Upon receipt by Pledgor of any material notice, report, or other communication from the Issuer or any Holder relating to all or any part of the Collateral, deliver such notice, report or other communication to Secured Party as soon as possible, but in no event later than five (5) days following the receipt thereof by Pledgor. Notwithstanding the foregoing, if such notice, report, or other communication from the Issuer or any Holder is filed pursuant to Issuer or Holder’s reporting obligations set forth in the Securities Exchange Act of 1934, as amended, Pledgor shall have no obligation to deliver such notice, report or other communication to Secured Party.

8.	Secured Party as Pledgor’s Attorney-in-Fact.

(a)	Pledgor hereby irrevocably appoints Secured Party as Pledgor’s agent and attorney-in-fact, in Secured Party’s sole good faith and commercially reasonable discretion, to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or any of the Issuers engage in business, in order to transfer or to more effectively transfer any of the Pledged Interests or otherwise enforce Secured Party’s rights hereunder.

9.	Remedies upon Default.

Upon the occurrence and during the continuance of an Event of Default:

(a)	Secured Party shall notify Issuer as attorney-in-fact of Pledgor that Pledgor is exercising the put rights of Pledgor as set forth in the Certificate and shall direct the payment of the proceeds for the benefit of the Holders in the total aggregate amount of $60 million of the exercise of the put rights as provided for in the Certificate into a control account (the “Control Account”) to be held for the benefit of Borrower Parties and Administrative Agent in accordance with the terms of a customary control account agreement by and among Borrower Parties, Administrative Agent and a nationally recognized bank or securities intermediary firm., to be held for the benefit of Borrower Parties and Administrative Agent. Upon disbursement by Issuer of all of the put proceeds into the Control Account, Secured Party shall promptly tender the Preferred Shares, provided that all sums due, together with accrued interest, Administrative Agent’s Fee, reasonable costs and fees of the holder of the Control Account and the reasonable attorney’s fees of Secured Party are paid to Secured Party in full, to Issuer and shall release the Pledged Shares. Upon completion of Secured Party’s foreclosure of the Pledged Shares of Secured Party, the proceeds of the Pledged Account shall be distributed to Secured Party in the amount of the debt plus interest, costs, Administrative Agent’s Fee and reasonable attorney’s fees of Secured Party, and all sums prospectively due under the Collar Option. Following any distribution whatsoever to Secured Party of the proceeds in the Control Account (either in part or in full), Administrative Agent shall with reasonable promptness provide to Pledgor a statement showing the following: (a) the disbursement requested from the Pledged Account; (b) a breakdown of the anticipated application of the disbursement to debt, interest, costs, fees, etc.; and (c) the balance owed to Secured Party after the anticipated application of the disbursement. In the event that such statement shall indicate that no balance would remain due to Secured Party after the disbursement, the remaining balance of the Control Account shall be paid to Pledgor, less the fees of the holder of the Control Account and its reasonable attorney’s fees, and the Control Account closed. If there is a balance remaining due to Secured Party after the anticipated application of the disbursement from the Control Account, Pledgor shall be entitled to request a disbursement of proceeds from the Control Account so long as the funds remaining in the Control Account after such disbursement to Pledgor equal the balance owed to Administrative Agent/Holder plus $100,000.00.

(b)	In the event that (i) Issuer shall fail within thirty (30) business days following receipt of Secured Party’s notice of exercise of the put rights of Pledgor to pay the proceeds of the put rights into the Control Account as provided in this Section 9(a) and in the Certificate or (ii) the amount of the proceeds of the put rights is insufficient to pay the remaining sums then due under this Agreement, including all accrued interest, reasonable costs and fees and Administrative Agency Fee, then, Secured Party shall be free sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral; provided, however, that Administrative Agent’s pursuit of the sale of the Collateral after the failure of Issuer to pay the put proceeds into the Control Account within the time provided shall not constitute an election by Secured Party to withdraw the put notice and Secured Party shall have the right to pursue all remedies it may have under the Credit Documents, the Loan Agreements and the Forbearance Agreement singly in sequence or together simultaneously, successively and cumulatively.

i.	To the maximum extent permitted by applicable law, Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ notice to Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, Pledgor hereby waives any claims against Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

ii.	In connection with this Section 9(b), Pledgor hereby agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the city and state where Secured Party is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

10.	Application of Proceeds.

Upon the occurrence and during the continuance of an Event of Default, any cash held by Secured Party as Collateral and all cash Proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by Secured Party of its remedies as a secured creditor as provided in Section 9 shall be applied from time to time to any part or portion of the indebtedness of Pledgor to Secured Party by Secured Party in Secured Party’s sole discretion, as provided in the Loan Agreements.

11.	Expenses.

To pay and reimburse Secured Party upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that Secured Party may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder, under the Loan Agreement, or under any of the other Credit Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by Pledgor to perform or observe any of the provisions hereof. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, the termination of the commitments of Secured Party under the Loan Agreement and the termination of this agreement or any other Credit Document.

12.	Duties of Secured Party.

The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose on it any duty to exercise such powers. Except as provided in Section 9-207 of the Code, Secured Party shall have no duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against any Person with respect to any Collateral.

13.	Choice of Law and Venue; Submission to Jurisdiction; Service of Process.

(a)	THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF). THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF DENVER, STATE OF COLORADO OR, AT THE SOLE OPTION OF SECURED PARTY, IN ANY OTHER COURT IN WHICH SECURED PARTY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.

(b)	PLEDGOR HEREBY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

(c)	NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF SECURED PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY SECURED PARTY OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

14.	Amendments; etc.

No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Secured Party to exercise, and no delay in exercising any right under this Agreement, any other Credit Document, or otherwise with respect to any of the secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Credit Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

15.	Notices.

Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below; and may be personally served, faxed, emailed, or sent by overnight courier service or United States mail:

If to Pledgor:	Patrick Imeson
Elkhorn Goldfields LLC
1610 Wynkoop Street, Suite 400
Denver, Colorado 80202
Patrick.imeson@bdfin.com

With copies to:	Steven N. Levine, Esq.
Messner & Reeves, LLC
1430 Wynkoop Street, Suite300
Denver, CO 80202
slevine@messner.com

If to Secured Party:	Gordon Snyder
28 Middle Street, Suite 100
Keene, NH 03431

With copies to:	Barrie Cowan, Attorney and Counselor
595 Laidley Street
San Francisco, CA 94131
cowan@barriecowan.com

Any notice given pursuant to this section shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. at the place of receipt, or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by United States mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed. Any party hereto may change the address or fax number at which it is to receive notices hereunder by notice to the other party in writing in the foregoing manner.

16.	Continuing Security Interest.

This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement; (b) be binding upon Pledgor and its successors and assigns; and (c) inure to the benefit of Secured Party and its successors, transferees, and assigns. Upon the indefeasible payment in full of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Secured Party will, at Pledgor’s expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by Pledgor and shall be in form and substance reasonably satisfactory to Secured Party.

17.	Security Interest Absolute.

To the maximum extent permitted by law, all rights of Secured Party, all security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)	Any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Transaction Documents;

(b)	Any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Credit Documents, or any other agreement or instrument relating thereto;

(c)	Any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

(d)	Any other circumstances that might otherwise constitute a defense available to, or a discharge of, Pledgor.

18.	Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

19.	Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provision or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

20.	Counterparts; Facsimile Execution.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

21.	Waiver of Marshaling.

Each of Pledgor and Secured Party acknowledges and agrees that in exercising any rights under or with respect of the Collateral: (a) Secured Party is under no obligation to marshal any Collateral; (b) it may, in its absolute discretion, realize upon the Collateral in any order and in any manner it so elects; and (c) may, in its absolute discretion, apply the proceeds of any or all of the Collateral to the Secured Obligations in any order and in any manner it so elects. Pledgor and Secured Party waive any right to require the marshaling of any of the Collateral.

22.	Waiver of Jury Trial.

PLEDGOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PLEDGOR AND SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[SIGNATURES ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, Pledgor and Secured party have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first written above.

PLEDGOR:

Elkhorn Goldfields, LLC

/s/ Robert Trenaman
By: Robert Trenaman
Title: President

SECURED PARTY:

Gordon Snyder, as Administrative Agent

By:	/s/ Gordon Snyder
Title:	Administrative Agent

Schedule 1

Pledged Interests

			Number of	Certificate
Name of	Jurisdiction of		Shares/Units	Number(s)
Issuer	Organization	Type of Interest	(if applicable)	(if any)
Eastern Resources, Inc.	Delaware	Series A Preferred Shares	10,000,000	TO COME